Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statement (No. 333-196994) on Form S-3 of Marathon Patent Group, Inc. of our report dated November 10, 2014, relating to our audit of the financial statements of Clouding IP Assets (Carve-out of Certain Operations of Clouding IP, LLC) as of and for the year ended December 31, 2013, included in this Current Report on Form 8-K/A.

SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

Newport Beach, California

November 10, 2014